Exhibit 99.1

Mohegan Sun at Pocono Downs

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Pennsylvania Slot Tax (4)	Weighted Average Number of Slot Machines (5)
October-09	$238,998,460	$18,717,536	7.83%	$10,246,561	2466
November-09	226,688,032	17,233,056	7.60%	9,485,027	2466
December-09	212,076,349	16,600,628	7.83%	9,118,123	2465
January-10	230,673,805	18,176,252	7.88%	9,992,246	2466
February-10	226,613,567	16,989,022	7.50%	9,346,103	2463
March-10	257,781,685	19,825,953	7.69%	10,902,773	2386
April-10	247,793,920	19,293,610	7.79%	10,606,585	2182
May-10	262,163,678	19,634,940	7.49%	10,801,601	2212
June-10	248,098,299	18,883,630	7.61%	10,378,727	2216
July-10	258,621,617	21,144,766	8.18%	11,636,551	2225
August-10	235,265,659	19,130,347	8.13%	10,532,872	2271
September-10	231,293,281	17,958,103	7.76%	9,885,982	2459

Fiscal Year 2010	$2,876,068,352	$223,587,843	7.77%	$122,933,151

October-08	$194,387,531	$16,398,739	8.44%	$9,020,020	2479
November-08	200,803,614	17,263,883	8.60%	9,494,827	2479
December-08	187,359,622	15,688,799	8.37%	8,625,353	2479
January-09	197,269,538	16,553,308	8.39%	9,099,657	2479
February-09	208,833,185	17,830,986	8.54%	9,807,410	2476
March-09	231,602,143	18,876,705	8.15%	10,380,945	2456
April-09	224,814,540	18,850,234	8.38%	10,363,327	2463
May-09	253,907,629	20,712,981	8.16%	11,386,128	2465
June-09	222,926,814	18,203,050	8.17%	10,015,003	2466
July-09	237,485,180	19,792,860	8.33%	10,879,313	2466
August-09	242,235,645	19,284,510	7.96%	10,605,353	2466
September-09	227,218,897	18,223,057	8.02%	10,053,314	2466

Fiscal Year 2009	$2,628,844,338	$217,679,112	8.28%	$119,730,650

(1)	“Slot Handle” is defined as the total amount wagered by patrons on slot machines, including free promotional slot play, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Wagers.”
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Gross Terminal Revenue,” or “Wagers” less “Payouts” and miscellaneous revenue adjustments.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Pennsylvania Slot Tax” is defined as the portion of gross slot win that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of gross slot win.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.